SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934



    Date of report (Date of earliest event reported)        June 15, 2000
                                                        ------------------------



                               UNOCAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                    Delaware

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                 (State or Other Jurisdiction of Incorporation)



    1-8483                                   95-3825062
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(Commission File Number)                (I.R.S. Employer Identification No.)



2141 Rosecrans Avenue, Suite 4000, El Segundo, California         90245
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(Address of Principal Executive Offices)                       (Zip Code)



                                 (310) 726-7600

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              (Registrant's Telephone Number, Including Area Code)

Item 5.      Other Events.
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Patent Case
-----------

On June 15, 2000, the company received $91 million in payment of the 1998 patent infringement judgment entered in its favor by the U.S. District Court for the Central District of California. The judgment followed a trial in which a jury found that six (now five) major California oil companies had infringed one of the company's five reformulated gasoline patents in their production of California motor gasoline during a five-month period in 1996 and awarded the company $69 million in damages for that infringement. The judgment, which includes interest and attorneys' fees, was upheld in March 2000 by a three-judge panel of the U.S. Court of Appeals for the Federal Circuit. The full Circuit Court declined to rehear the appeal in May. Press reports have indicated that certain of the defendant oil companies may petition the U.S. Supreme Court to review the decision of the Circuit Court. The company will record the payment to earnings in the second quarter of 2000.



Acquisition of Additional Northrock Resources Ltd. Shares
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The company's  Unocal Canada  Management  Limited  subsidiary  has acquired 21.1 million shares of Northrock Resources Ltd. (Northrock) common stock pursuant to the May 19, 2000 offer made to Northrock's shareholders. This brings the company's ownership of Northrock shares to 40.1 million, or approximately 96 percent of the outstanding Northrock shares.

The company has extended the offer to June 30, 2000, pending confirmation of guaranteed deliveries made before the extension. When confirmations of those deliveries are provided, the company intends to exercise its statutory right of compulsory acquisition to acquire all of the remaining shares at the same price as those tendered to the offer. On completion of that process, Northrock's shares will be delisted from The Toronto Stock Exchange.


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

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                UNOCAL CORPORATION
                                                (Registrant)





Date:  June 23, 2000                        By:  /s/ JOE D. CECIL
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                                                Joe D. Cecil
                                                Vice President and Comptroller


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